Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Annual Report of ATC Healthcare, Inc. (the "Company") on Form 10-K/A for the year ending February 28, 2005 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Andrew Reiben, Senior Vice President - Finance, Chief Financial Officer and Treasurer of the Company, hereby certify, to the best of my knowledge, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

                  (1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

                   (2) The information in the Report fairly presents, in all
                  material respects, the financial condition and result of operations of the Company.

/S/ ANDREW REIBEN
-------------------------------------
Andrew Reiben
Senior Vice President - Finance,
Chief Financial Officer and Treasurer

July 29, 2005

This certification accompanies this amended Report on Form 10-K/A pursuant to
Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by such Act, be deemed filed by the Company for purposes of
Section 18 of the Securities Exchange Act of 1934.

A SIGNED ORIGINAL OF THE WRITTEN STATEMENT REQUIRED BY SECTION 906 HAS BEEN PROVIDED TO THE COMPANY AND WILL BE RETAINED BY THE COMPANY AND FURNISHED TO THE SECURITIES AND EXCHANGE COMMISSION OR ITS STAFF UPON REQUEST.





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